Exhibit 23.2

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

CONSENT OF INDEPENDENT AUDITORS

The Board of Directors

Seaspan Corporation

We consent to the use of our report dated February 16, 2018, with respect to the consolidated balance sheets of Greater China Intermodal Investments LLC as of December 31, 2017 and 2016, and the related consolidated statements of net income and comprehensive income, members’ equity, and cash flows for each of the years in the three year period ended December 31, 2017, and the related notes incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus forming part of the Registration Statement on Form F-3 filed by Seaspan Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

January 18, 2019

Vancouver, Canada

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative (“KPMG International”), a

Swiss entity. KPMG Canada provides services to KPMG LLP.